(BW)(GREGG APPLIANCES) Gregg Appliances, Inc. Announces Results for the Year Ended March 31, 2006 and Comparable Store Sales Guidance for the First Quarter of Fiscal 2007

INDIANAPOLIS, June 26/(BUSINESS WIRE)/--Gregg Appliances, Inc. ("Gregg Appliances") today reported operating results for its fourth quarter and year ended March 31, 2006.

Gregg Appliances reported a 7.7% increase in total sales for the fourth quarter ended March 31, 2006, as sales increased to $221.3 million compared to $205.6 million for the comparable prior year period. This increase in sales was attributable to the addition of nine stores offset by a 2.7% decline in comparable stores sales in the fourth quarter of 2006 as compared to the comparable prior year period. The comparable store sales decline was primarily driven by declining consumer demand for big screen projection televisions in favor of plasma and LCD flat panel technology.

Net income for the fourth quarter ended March 31, 2006 was $3.7 million as compared to $14.1 million for the comparable prior year period. Net income for the fourth quarter of fiscal 2006 included $2.4 million in income tax expense while net income for the fourth quarter of fiscal 2005 included an income tax benefit of $14.8 million, $4.7 million in transaction costs related to Gregg Appliances' recapitalization and the recognition of a $2.6 million charge to reflect the increase in fair market value of certain variable stock-based awards.

Sales for the year ended March 31, 2006 increased 12.1% to $900.4 million compared to $803.2 million for the comparable prior year period. This increase in sales was attributable to the addition of nine stores and a 1.7% increase in comparable stores sales in fiscal 2006. The comparable store sales performance was primarily driven by sales growth in major appliance and video categories, with gains in flat panel televisions outpacing the sales decline in projection and tube television sales.

Net income for the year ended March 31, 2006 was $22.2 million as compared to $29.2 million for the comparable prior year period. Net income for fiscal 2006 included a $27.9 million gain on the transfer of extended service plan obligations to a third party, partially offset by a $2.4 million pretax charge, in the aggregate, associated with the decision to outsource product service and repair work to third party providers. Net income for fiscal 2006 also included an increase of $15.1 million in pretax interest expense versus the comparable prior year period due to Gregg Appliances' recapitalization, as well as $18.7 million in income tax expense. Net income for fiscal 2005 included the recognition of a $9.3 million charge to reflect the increase in fair market value of certain variable stock-based awards.

Gregg Appliances also announced that its video business is undergoing a transition as a result of declining consumer demand for projection televisions in favor of plasma and LCD flat panel technology, coupled with an industry-wide supply shortage of larger flat screen televisions. The supply of large flat screen televisions has improved sequentially since March and is expected to continue to improve during the second half of calendar 2006. We anticipate that our comparable store sales will range between flat and positive one percent versus the prior year for the first fiscal quarter ending June 30, 2006. During the first fiscal quarter of 2007, we opened two new stores. We expect that earnings before net interest expense, income taxes, depreciation and amortization may decrease during the first fiscal quarter of 2007 due to a shift in the timing of the recognition of vendor rebates designated to support our growth during the first quarter last year.

Gregg Appliances will be conducting a conference call to discuss operating results for the year ended March 31, 2006, on Tuesday, June 27, 2006 at 10:00 a.m. (Eastern). You may access this call starting at 9:45 a.m. (Eastern).

The conference phone number is 1-800-559-2403. When joining the call, please refer to reference number 14893539 or the "hhgregg investor relations conference call." Jerry Throgmartin, the Chief Executive Officer of Gregg Appliances, is the conference call leader. In consideration of your fellow participants, it is requested that cellular phones not be used. The conference call will be recorded and available for playback through Thursday, July 27, 2006 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-877-213-9653 and requesting reference number 14893539. Information regarding non-GAAP financial measures, including EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), discussed in the conference call can be found at www.hhgregg.com on the investor relations page.

Gregg Appliances is a leading specialty retailer of premium video products, including digital televisions and home theatre systems, brand name appliances, audio products and accessories. It operates under the hhgregg® and Fine Lines® brands in 69 retail stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call that will address Gregg Appliances' operating results include forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of Gregg Appliances are forward-looking statements.

Gregg Appliances has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Gregg Appliances believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause Gregg Appliances' actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Gregg Appliances' expectations are: changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; competition in existing, adjacent and new markets; its reliance on a small number of manufacturers; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sales personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release and the earnings conference call are more fully described in the "Risk Factors" section and elsewhere in Gregg Appliances' Form 10-K filed with the SEC on June 26, 2006. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release and that will be made on the earnings conference call are made only as of the date hereof. Gregg Appliances does not undertake and specifically declines any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact: Don Van der Wiel -- Chief Financial Officer

(317) 848-8710

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
	(In thousands)
Net sales	$ 221,309	$ 205,551	$ 900,424	$ 803,199
Cost of goods sold	148,240	137,094	616,512	548,105
Gross profit	73,069	68,457	283,912	255,094
Selling, general and administrative expenses	51,200	49,741	209,484	184,224
Net advertising expense	11,576	9,219	41,660	35,678
Stock-based compensation	--	2,556	--	9,277
Gain on transfer of extended maintenance obligations	--	--	(27,850)	--
Restructuring and asset impairment charges	(311)	--	1,009	--
Income from operations	10,604	6,941	59,609	25,915
Other expense (income):
Interest expense	4,505	3,012	19,000	3,866
Interest income	(42)	(164)	(231)	(977)
Gain related to early extinguishment of debt	(39)	--	(39)	--
Recapitalization transaction costs	--	4,745	--	4,745
Minority interest	--	27	--	3,813
Total other expense	4,424	7,620	18,730	11,447
Income (loss) before income taxes	6,180	(679)	40,879	14,468
Income tax expense (benefit)	2,434	(14,780)	18,664	(14,780)
Net income	$ 3,746	$ 14,101	$ 22,215	$ 29,248

CONSOLIDATED STATEMENTS OF INCOME

(AS A PERCENTAGE OF SALES)

	Three Months Ended		Twelve Months Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	67.0	66.7	68.5	68.2
Gross profit	33.0	33.3	31.5	31.8
Selling, general and administrative expenses	23.1	24.2	23.3	22.9
Net advertising expense	5.2	4.5	4.6	4.4
Stock-based compensation	--	1.2	--	1.2
Gain on transfer of extended maintenance obligations	--	--	(3.1)	--
Restructuring and asset impairment charges	--	--	0.1	--
Income from operations	4.8	3.4	6.6	3.2
Other expense (income):
Interest expense	2.0	1.5	2.1	0.5
Interest income	--	--	--	(0.1)
Gain related to early extinguishment of debt	--	--	--	--
Recapitalization transaction costs	--	2.3	--	0.6
Minority interest	--	--	--	0.5
Total other expense	2.0	3.7	2.1	1.4
Income (loss) before income taxes	2.8	--	4.5	1.8
Income tax expense (benefit)	1.1	(7.2)	2.1	(1.8)
Net income	1.7%	6.9%	2.5%	3.6%

Certain percentage amounts do not sum due to rounding

Principles of Consolidation

For periods prior to the recapitalization of Gregg Appliances on February 3, 2005, Gregg Appliances was required, pursuant to generally accepted accounting principles in the United States of America, to consolidate certain variable interest entities controlled by a former director and principal stockholder of Gregg Appliances or members of his immediate family. Following the recapitalization, Gregg Appliances was no longer required to consolidate these related party entities for accounting purposes because the entities were no longer under a common control. As a result of the consolidation of the related party entities, Gregg Appliances' accompanying condensed consolidated statements of operations are not entirely comparable. A detailed description of these related party transactions can be found in Gregg Appliances' Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 26, 2006. The preceding condensed statements of income have been presented on a consolidated basis. The consolidated statements of income for the prior year period are also presented, for comparative purposes, on a de-consolidated basis for the years ended March 31, 2005 and 2004 in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-K as filed with the SEC on June 26, 2006.

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	2006	2005
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$ 2,301	$ 8,642
Accounts receivable-trade	7,024	5,907
Accounts receivable-other	8,862	8,892
Merchandise inventories	98,807	76,817
Deferred commissions	--	3,670
Land held for sale	--	1,359
Prepaid expenses and other current assets	4,572	3,431
Deferred income taxes	1,560	6,999

Total current assets	123,126	115,717

Net property and equipment	50,986	43,826
Deferred commissions	--	6,265
Deposits	2,862	7,858
Cash surrender value of life insurance	--	1,096
Deferred financing costs, net	9,821	10,997
Deferred income taxes	96,522	106,724
Other	447	621

	160,638	177,387

Total assets	$ 283,764	$ 293,104

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable - third party	$ 3,319	$ --
Accounts payable - vendors	52,011	28,651
Customer deposits	14,912	12,562
Accrued liabilities	31,920	32,980
Deferred revenue on extended maintenance agreements	--	22,844

Total current liabilities	102,162	97,037

Long-term liabilities:
Long-term debt	178,242	182,285
Deferred revenue on extended maintenance agreements	120	38,805
Other long-term liabilities	8,394	7,824

Total long-term liabilities	186,756	228,914

Total liabilities	288,918	325,951

Stockholders' equity (deficit):
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2006 and 2005	--	--
Common stock, no par value; 52,500,000 shares authorized; 14,254,800 and 13,970,000 shares issued and outstanding as of March 31, 2006 and 2005, respectively	113,809	111,054
Accumulated deficit	(118,744)	(143,901)

	(4,935)	(32,847)
Note receivable for common stock	(219)	--

Total stockholders' deficit	(5,154)	(32,847)

Total liabilities and stockholders' equity (deficit)	$ 283,764	$ 293,104

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2006	2005	2004
	(In thousands)
Cash flows from operating activities:
Net income	$ 22,215	$ 29,248	$ 28,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,459	8,635	9,371
Amortization of deferred financing costs	1,594	259	--
Accretion of original issue discount	458	42	--
Stock-based compensation	--	9,277	2,390
(Gain) loss on sales of property and equipment	165	(3,043)	128
Gain on early extinguishment of debt	(39)	--	--
Deferred income taxes	18,588	(14,780)	--
Restructuring and asset impairment charges	1,009	--	--
Gain on transfer of extended maintenance obligations	(27,850)	--	--
Payments for transfer of extended maintenance obligations	(21,467)	--	--
Minority interest	--	3,813	99
Changes in operating assets and liabilities:
Accounts receivable--trade	(1,117)	(652)	(2,675)
Accounts receivable--other	103	(2,421)	911
Merchandise inventories	(21,990)	(2,784)	3,499
Prepaid expenses and other assets	(967)	(219)	(513)
Deferred commissions	472	(1,039)	(1,010)
Deposits	4,996	1,494	(1,388)
Accounts payable--third parties	3,319	(3,994)	(6,896)
Accounts payable--vendors	11,976	3,962	(9,172)
Deferred revenue on extended maintenance agreements	(2,749)	5,781	6,157
Customer deposits	2,350	2,724	1,733
Other accrued liabilities	(2,619)	727	1,930
Other long-term liabilities	570	1,301	1,398

Net cash (used in) provided by operating activities	(524)	38,331	34,170

Cash flows from investing activities:
Purchases of property and equipment	(19,046)	(15,212)	(15,546)
Payments on notes receivable--related parties	--	25,051	3,170
Advances on notes receivable--related parties	--	(16,551)	(36)
Proceeds on sale (purchase) of land held for sale	1,359	(963)	--
(Increase) decrease in cash surrender value of life insurance	1,096	(196)	(199)
Deconsolidation of cash of variable interest entities	--	(585)	--
Proceeds from sales of property and equipment	448	11,011	145

Net cash (used in) provided by investing activities	(16,143)	2,555	(12,466)

Cash flows from financing activities:
Net increase in book overdrafts	11,384	--	--
Repayments of mortgage notes payable	--	(7,141)	(338)
Proceeds from long-term debt	--	182,243	--
Payment related to early extinguishment of debt	(2,844)	--	--
Proceeds from notes payable--related parties	--	23,336	41,074
Payments on notes payable--related parties	--	(31,707)	(40,579)
Payment of financing costs	(645)	(11,256)	--
Proceeds from issuance of common stock	2,548	111,914	--
Payments for repurchase of common stock	(23)	--	--
Transaction costs for stock issuance	(94)	(2,825)	--
Distributions to stockholders	--	(300,646)	(30,674)
Minority interest	--	(4,810)	5,856

Net cash provided by (used in) financing activities	10,326	(40,892)	(24,661)

Net decrease in cash and cash equivalents	(6,341)	(6)	(2,957)
Cash and cash equivalents
Beginning of year	8,642	8,648	11,605

End of year	$ 2,301	$ 8,642	$ 8,648

Supplemental disclosure of cash flow information:
Issuance of common stock for note receivable from an executive employee	$ --	$ --	$ 8,500
Distribution payable for S Corp deposit	--	7,318	--
Note receivable for issuance of common stock from GIC	219	--	--
Interest paid	16,991	988	1,058
Income taxes paid	35	--	--